UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2011

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Determination of Estimated Per-Share Value

On May 24, 2011, the board of directors (the “Board”) of Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) established an estimated per-share value of the Company’s common stock of $7.78.  The Board’s estimate of value was determined after consultation with the Company’s management and its advisor, Hines Advisors L.P. (the “Advisor”).  The estimate of the per-share value was made with consideration primarily of (1) valuations of the Company’s  real estate investments, including estimates of value which were determined by the Company’s management and independent third parties using methodologies that are commonly used in the commercial real estate industry (including discounted cash flow analyses and reviews of current, historical and projected capitalization rates for properties comparable to those owned by the Company); (2) valuations of notes payable, which were determined by an independent third party; and (3) the estimated values of other assets and liabilities which were determined by management, as of March 31, 2011.  In addition, the Company engaged an independent third party to review management’s market value estimates as of March 31, 2011 for selected assets that represented a substantial portion of the Company's property portfolio, and such third party has opined that management’s market value estimates are fair and reasonable.  Finally, the Board also considered the historical and anticipated results of operations of the Company, liquidity requirements and overall financial condition, the current and anticipated distribution payments, the current and anticipated capital and debt structure, and management’s and the Advisor’s recommendations and assessment of the Company’s prospects and expected execution of the Company’s operating strategies.

This estimated per-share value is being provided to assist broker-dealers in connection with their obligations under applicable Financial Industry Regulatory Authority (“FINRA”) rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under ERISA reporting requirements.  The valuations of the Company’s real estate assets and notes payable, as well as the methodology utilized by management and the Board in estimating the per-share value of the Company’s common shares, were based on a number of assumptions and estimates which may not be accurate or complete. No liquidity discounts or discounts relating to the fact that Hines REIT is currently externally managed were applied to the estimated per-share valuation, and no attempt was made to value Hines REIT as an enterprise.  As such, with respect to the estimated per-share value discussed in this Current Report on Form 8-K, there can be no assurances that: the estimated per-share value reflects the amount a shareholder would obtain upon a sale of his or her shares or if the Company liquidated its assets;  shares of the Company’s common stock would trade at the estimated per-share value if the shares were listed on a national securities exchange; or   the estimated per-share value, or methodology utilized to estimate the per-share value, would be found by any regulatory authority to comply with requirements of such regulatory authority, including requirements under ERISA, FINRA rules or other regulatory requirements.

Further, the estimated per-share value was calculated as of a moment in time, and, although the value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and changes in the real estate and capital markets, the Company does not undertake to update the estimated value per share on a regular basis.

Share Purchase Price for Dividend Reinvestment Plan

Beginning with the distributions scheduled to be paid for the second quarter of 2011, participants in the Company’s dividend reinvestment plan will acquire shares at a fixed price of $7.78 per share rather than at the current price of $9.58.  Therefore, the shares to be issued under the Company’s dividend reinvestment plan in connection with distributions previously declared for April, May and June of 2011, which will be aggregated and paid in July 2011, will be issued at the revised price of $7.78 per share, in accordance with Section 4 of the Company’s dividend reinvestment plan.

Share Redemption Price for Share Redemption Program

As previously disclosed, on November 30, 2009, the Board determined that it was in the Company’s best interest to suspend its share redemption program, except with respect to redemption requests made in connection with the death or disability of a shareholder (referred to herein as “Special Redemption Requests”).  Beginning with any Special Redemption Requests to be redeemed in July 2011, such shares will be redeemed at a price of $7.78 per share, rather than at the Company’s current redemption price of $9.15 per share.

Asset Management Fee Reduction

The Company pays asset management fees to the Advisor for services related to managing, operating, directing and supervising the operations and administration of the Company and its assets.   For the period from July 1, 2011 through December 31, 2012, the Advisor has agreed to waive a portion of its monthly cash asset management fee such that the fee will be reduced from 0.0625% to 0.0417% (0.75% to 0.50% on an annual basis) of the net equity capital the Company has invested in real estate investments as of the end of each month.

June and July 2011 Distributions

With the authorization of the Board, Hines REIT declared distributions for the month of June 2011. These distributions will be calculated based on shareholders of record each day during the month of June 2011 in an amount equal to $0.00138082 per share, per day and will be paid in July 2011 in cash or reinvested in stock for those participating in Hines REIT's dividend reinvestment plan.

Additionally, Hines REIT declared distributions for the month of July 2011. These distributions will be calculated based on shareholders of record each day during the month of July 2011 in an amount equal to $0.00138082 per share, per day and will be paid in October 2011 in cash or reinvested in stock for those participating in Hines REIT's dividend reinvestment plan.  Of the amount described above, $0.00041425 of the per share, per day dividend will be designated by the Company as a special distribution which will be a return of a portion of the shareholders’ invested capital  and, as such, will reduce their remaining investment in the Company.  The special distribution represents a portion of the profits from sales of investment property.  The above designations of a portion of the distribution as a special distribution will not impact the tax treatment of the distributions to our shareholders.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of distributions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in the "Risk Factors" section of Hines REIT's Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

May 26, 2011	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer